Moody National REIT II, Inc. 8-K

Exhibit 10.1

Second MASTER AMENDMENT TO LOAN DOCUMENTS

This Second Master Amendment to Loan Documents is made as of this 24th day of October, 2018, by and among MOODY NATIONAL OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (“Borrower”), MOODY NATIONAL REIT II, INC., a Maryland corporation (“REIT”), and various Subsidiaries of the Borrower as guarantors (individually, each a “Guarantor” and collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association as a Lender, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Agent, the Lenders and the Borrower have entered into a certain loan agreement, which loan arrangement is evidenced by that certain Term Loan Agreement dated as of September 27, 2017, as same has been amended by, among other documents, that certain First Master Amendment to Loan Documents dated September 27, 2018 (as same has been amended or modified from time to time, the “Loan Agreement”; capitalized terms defined in the Loan Agreement shall have the same meanings herein) by and among, the Borrower, the REIT, various subsidiaries of the Borrower as Guarantors, the Agent and the Lenders; and

WHEREAS, the Borrower, the Guarantors, the Agent and the Lenders have agreed to amend and modify the terms and conditions of the Loan Agreement and the other Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants and agreements contained herein, the parties hereby covenant and agree, as follows:

1.             The Loan Documents are hereby amended as follows:

(a)          Effective upon the execution hereof, the Maturity Date is hereby extended to September 27, 2019. Section 2.7 of the Loan Agreement is hereby deleted in its entirety, there shall be no further extensions as a matter of right under the Loan Agreement.

(b)          On or before the execution hereof, the outstanding principal balance of the Loan shall be reduced to no greater than $26,500,000.00.

(c)          The Loan Agreement is hereby modified by adding the following new definitions in the appropriate alphabetical order:

“2018 Green Bank Loan” means that certain $16,000,000.00 loan made by Green Bank, N.A. to the Borrower and the REIT, as co-borrowers, evidenced by, among other documents, that certain Loan Agreement of even date, as all such documents are in effect as of the date hereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“Curtailment Payment” See §7.18(c)(vi).

“Debt Yield”. On any date, the ratio (expressed as a percentage) of (a) the Adjusted Net Operating Income for the most recently ended four fiscal quarters to (b) the outstanding principal balance of the Loan.

(d)          The definition of “Amortization Payment” is hereby deleted in its entirety.

(e)          The definition of “Applicable Margin” is hereby deleted in its entirety and shall be replaced by the following:

Applicable Margin. The Applicable Margin for LIBOR Rate Loans shall be 3.75% and the Applicable Margin for Base Rate Loans shall be 2.75%.

(f)           The definition of “Consolidated Fixed Charges” is hereby deleted in its entirety and shall be replaced by the following:

“Consolidated Fixed Charges” With respect to any period, for the REIT and its Consolidated Subsidiaries, the sum (without duplication) of for a rolling four quarter period (i) Consolidated Interest Expense for such period, plus (ii) the scheduled principal amount of all amortization payments (but not final balloon payments at maturity or Curtailment Payments required hereunder) for such period on all indebtedness of the REIT and its Consolidated Subsidiaries; plus (iii) distributions on any preferred partnership units or preferred stock payable by the Borrower for such period and distributions made by the Borrower in such period for the purpose of paying dividends on preferred shares issued by the REIT. “Consolidated Fixed Charges” shall include the pro-rata share of fixed charges from any unconsolidated joint venture. “Consolidated Fixed Charges” for the period shall be adjusted on a proforma basis to account for properties acquired or sold in the period in a manner satisfactory to the Agent. Notwithstanding the foregoing, Consolidated Interest Expense with respect to the Obligations shall only include annualized actual interest expense actually incurred under this Agreement for the period from and after October 24, 2018.

(g)          The definition of “Implied Debt Service” is hereby deleted in its entirety and shall be replaced by the following:

“Implied Debt Service.” As of any date, the annual hypothetical debt service payment on a loan equal to the outstanding principal balance of the Loan amortizing on a 30-year amortization schedule with interest accruing at a fixed rate of 5.5% per annum.

(h)          The definition of “Interest Payment Date” is hereby deleted in its entirety and shall be replaced by the following:

“Interest Payment Date.” The first (1st) day of each calendar month.

(i)           The definitions of “PIP Costs”, “PIP Requirements”, “PIP Reserve” and “Property Improvement Plans” are hereby deleted in their entirety.

(j)           The definition of “Security Documents” is hereby amended by deleted the reference therein to “Pledge Agreement”. The Agent and the Lenders acknowledge and agree that the Collateral granted to the Agent under the Pledge Agreements shall be released effective as of the date of this Amendment and the Agent shall deliver such UCC terminations and other discharges as may be reasonably requested to effect further release.

(k)          Section 3.2 of the Term Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing same with the following:

On each Interest Payment Date, the Borrower shall make the Curtailment Payment to the Agent to be applied to the outstanding principal balance of the Loans.

(l)           Section 5.1 of the Loan Agreement is hereby amended by deleting same in its entirety and replacing same with the following;

§5.1 Collateral. The Obligations and Hedge Obligations shall be secured by a perfected first priority lien security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents.

(m)         Section 5.2(a)(ii) of the Loan Agreement is hereby amended by deleting same in its entirety and replacing same with the following:

(ii) one time prior to the Maturity Date of the Loan, or

(n)          Article 5 of the Loan Agreement is hereby amended by inserting new §5.4 as follows:

§5.4 Partial Release of Collateral. Provided (a) no Default or Event of Default shall then be in existence, and (b) the Borrower provides the Agent with a pro forma Compliance Certificate reflecting, after giving effect to the sale of the subject Mortgaged Property and the resulting Loan payment, that the Borrower will remain in compliance with the financial covenants set forth in Article 9 hereof, the Agent agrees to release the lien on a Mortgaged Property upon a sale of such Mortgaged Property pursuant to an arms-length transaction to a third party provided the Agent, on behalf of the Lenders, in connection with such release of such Mortgaged Property, receives a principal pay-down in an amount equal to 100% of the net proceeds (after payment of usual and customary closing costs reasonably approved by the Agent) of such sale, provided that the gross sale price is equal to or greater than 95% of the then current Appraised Value of such Mortgaged Property. In the event the gross sale price shall be less than such 95% of such Appraised Value, the Agent in its sole discretion may approve such release and determine the release price payment to be made. No Mortgaged Property may be refinanced except in connection with a repayment in full of the Obligations.

(o)          Subclauses 7.4(c), (h) and (m) of the Loan Agreement are hereby deleted in their entirety.

(p)          Section 7.17 of the Loan Agreement is hereby deleted in its entirety.

(q)          Section 7.18 is hereby deleted in its entirety and shall be replaced by the following:

§7.18 Deposit Accounts, Cash Management; Reserves.

(a)           Each Subsidiary Guarantor shall establish and at all times maintain with KeyBank (the “Depository Bank”), all of their deposit and other bank accounts (each, together with the Collection Account, an “Account”) with the Agent, including without limitation, all operating accounts associated with each Mortgaged Property, whether held by the applicable Subsidiary Guarantor or the applicable Master Tenant, with each such Account, excepting the Unrestricted Cash Account, being subject to a perfected lien in favor of the Agent, on behalf of the Lenders, as additional Collateral to secure the Obligations.

(i)          Except for an Other Deposit Account, neither Borrower nor any Subsidiary will maintain any other depository accounts relating in any way to the Mortgaged Property with any other depository bank.

(ii)         All cash and other proceeds of the operation of each Mortgaged Property shall be deposited in a separate lockbox account for each Mortgaged Property maintained with the Agent, with all deposits in each respective lockbox account then being transferred to separate controlled accounts in the name of each Mortgaged Property Owner (each, a “Mortgaged Property Controlled Account”) maintained with the Agent, with amounts then being disbursed from each such Mortgaged Property Controlled Account as provided in Exhibit 7.17(a)(i).

(b)        On or prior to the Closing Date, the Borrower shall have established and shall at all times maintain, with the Depository Bank, in the name of Borrower, for the benefit of Agent, for the ratable benefit of the Lenders, as secured party, a deposit account (the “Collection Account”). The Collection Account and the funds deposited therein shall serve as additional security for the Obligations. Agent shall have sole dominion and control over disbursements from the Collection Account, subject to the terms hereof. On a monthly basis, on the first Business Day of each month, the amounts on deposit in the Collection Account from the operations of the Mortgaged Properties shall be applied in the manner set forth in §7.18(c) hereof. Borrower agrees that, prior to the payment in full of the Obligations, it shall not, nor shall it permit any other Person, to amend or modify the instructions to the Depository Bank set forth in this §7.18 without the prior written consent of Agent (which consent Agent may grant or withhold in its reasonable discretion).

(c)        Unless an Event of Default has occurred (in which event the Agent shall have sole discretion of the further use of the funds contained, other than Collected Taxes, in any Account and may apply all such amounts against the Obligations in such fashion as the Agent may deem appropriate), Agent shall on each Interest Payment Date, transfer, or cause the transfer of, amounts from the Collection Account, to the extent available therein, in the following order of priority:

(i)          first, whether or not an Event of Default exists, and regardless of whether Agent has accelerated the Loan, Agent shall disburse funds on deposit which represent Collected Taxes to (or at the direction of) the relevant Master Tenant for payment to the relevant tax authorities; provided that, at Agent’s election such amounts may be paid directly to such tax authorities; provided, further, that any such amounts shall not constitute rent payable by either Master Tenant to the subject Mortgaged Property Owner under the subject Master Lease (but instead shall be paid out of such Master Tenant’s own funds); provided, further, that the foregoing shall not make Agent liable for payment of the Collected Taxes or for any shortfall thereof;

(ii)         second, to the payment of all interest and any fees, expenses or other amounts owed due and payable hereunder;

(iii)        third, to a non-interest bearing account which shall be held by Agent as Collateral, an amount as the Agent from time to time estimates as necessary to create and maintain a reserve fund from which to pay before the same become due all taxes, assessments, liens and similar charges on or against any Mortgaged Property, and all insurance premiums any Mortgaged Property (the “Tax and Insurance Reserve”). In the event of any continuing Event of Default under this Agreement as a result of which the Obligations have been accelerated, any part or all of the Tax and Insurance Reserve may be applied, at the option of the Agent, to cure any such Event of Default or to any of the Obligations hereby secured and, in refunding any part of said reserve fund, the Agent may deal with whomever is the record owner of such property at that time. Provided no Event of Default is in existence and provided there are sufficient amounts in the Tax and Insurance Reserve to pay the subject taxes or insurance premiums (x) the amount in the Tax and Insurance Reserve, but not in excess of the applicable real estate taxes or insurance premiums then due, shall be paid to the taxing authority or the insurer upon written request of Borrower provided to the Agent at least fifteen (15) Business Days prior to the due date thereof. The foregoing notwithstanding, tax and/or insurance escrow amounts related to any Real Estate that has a similar tax and insurance reserve in place with a lender shall be excluded from contributing to the Tax and Insurance Reserve unless the Agent determines the account with the existing lender is underfunded;

(iv)        fourth, $38,153.00 shall be deposited into a non-interest bearing account (the “FF&E Reserve”), for the payment of future costs and expenses to be incurred by the Credit Parties in connection with FF&E Cost Items related to the Mortgaged Properties. The FF&E Reserve shall be held by Agent as Collateral and may be disbursed as provided in Exhibit 7.18 attached hereto. In the event of any continuing Event of Default under this Agreement as a result of which the Obligations have been accelerated, any part or all of the FF&E Reserve may be applied, at the option of the Agent, to cure any such Event of Default or to any of the Obligations hereby secured and, in refunding any part of said reserve fund, the Agent may deal with whomever is the record owner of such property at that time. The foregoing notwithstanding, amount reserved related to any Real Estate that has a similar FF&E reserve in place with another lender shall be excluded from contributing to the FF&E Reserve unless the Agent determines the account with the existing lender is underfunded;

(v)         [intentionally omitted];

(vi)        sixth, an amount equal to the $100,000.00, to the payment of principal on the Loan, pro rata among the Lenders with respect to such amounts owing thereto (the “Curtailment Payment”); and

(viii)      Seventh, funds remaining in the Collection Account shall be released to Borrower.

(d)        To secure the full and punctual payment and performance of the Obligations, Borrower hereby collaterally assigns, grants a security interest in and pledges to Agent, for the benefit of the Lenders, a first priority continuing security interest in and to, whether now owned or existing or hereafter acquired or arising and regardless of where located, each Account including each of the reserves established pursuant to this §7.18, all cash, checks, drafts, securities entitlements, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to any such Account, and all proceeds of the foregoing.

(r)           Section 7.23 of the Loan Agreement is hereby deleted in its entirety.

(s)          Section 7.25 of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

§7.25 Fees to Affiliates. Subject to the terms of any Assignment of Management Agreement entered into by the Agent and an Affiliate of any Credit Party, any fees or other payments payable by any Credit Party under any property management agreement, asset management agreement, advisory agreement or any other similar agreement related to any Mortgaged Property to any Person that is an Affiliate of any Credit Party shall be subordinated to this Loan pursuant to a subordination agreement in form and substance reasonably satisfactory to the Agent. The foregoing notwithstanding, with respect to property management fees only, fees due to any Person that is an Affiliate of any Credit Party that exceed 4% of the Net Operating Income of such applicable Credit Party shall be subordinate to the Loan.

(t)           Section 8.1 of the Loan Agreement is hereby amended by inserting new clauses (g) and (i) as follows:

(g) Indebtedness of the REIT and the Borrower under the 2018 Green Bank Loan; and

(i) . Indebtedness of the REIT and the Borrower in the form of customary carve-out guaranties and environmental indemnifications related to Indebtedness incurred by Subsidiaries of the Borrower.

(u)          The last clause of Section 8.1 of the Loan Agreement is hereby deleted in its entirety.

(v)          Section 8.2(v) of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

(v)       Customary banker’s liens on the Other Deposit Accounts and other deposit accounts described in Section 8.3(f) permitted to be maintained by a Credit Party under this Agreement; and

(w)         Section 8.2 of the Loan Agreement is hereby amended by inserting new clause (vii) as follows:

(vii) Liens granted by the Borrower or the REIT on a deposit account containing the proceeds of all Net Equity to secure the 2018 Green Bank Loan.

(x)           Section 8.3(f) of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

(f) the Other Deposit Accounts and other deposit accounts established by the REIT, the Borrower and their other subsidiaries in the ordinary course, provided only the deposit account of the REIT established for receipt of Net Equity may be subject to any Lien in favor of Green Bank, N.A..

(y)          The first sentence of Section 8.7 is hereby deleted in its entirety and shall be replaced by the following:

Except as provided below, the REIT shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment; provided, however, that (a) so long as no Default or Event of Default would result therefrom the REIT may make distributions not to exceed the current distribution rate of seven percent (7%) per annum in effect as of the Closing Date, and the Borrower may make distributions to its third party Equity Interest owners, and (b) Subsidiaries of the Borrower may make Restricted Payments to the Borrower and to other Subsidiaries of the Borrower.

(z)           Section 8.8(a) is hereby modified by inserting the phrase “other than with respect to the 2018 Green Bank Loan,” at the beginning thereof.

(aa)        Section 8.12 of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

In addition to the foregoing, until the Obligations are repaid in full, the neither the REIT nor the Borrower will incur any additional Indebtedness or provide any recourse or guarantees (other than customary carve-out guaranties and environmental indemnifications) of Indebtedness of any kind other than in connection with the 2018 Green Bank Loan.

(bb)       Section 9.1 is hereby deleted in its entirety and shall be replaced by the following:

§9.1 Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not exceed sixty five percent (65%).

(cc)        Section 9.2 of the Loan Agreement is hereby amended by deleting the reference contained therein to “1.25 to 1.0” and replacing same with “1.35 to 1.0”.

(dd)       Section 9.3 is hereby deleted in its entirety and shall be replaced by the following:

§9.3 Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth shall be not less than $102,000,000 plus eighty percent (80%) of the Net Proceeds (based upon GAAP book value) received by the REIT or the Borrower at any time from Equity Issuance by any Credit Party or any Subsidiary (whether common, preferred or otherwise) after October 24, 2018.

(ee)        Article 9 of the Loan Agreement is further amended by deleting §9.4 of the Loan Agreement and replacing same with §9.4 as set forth below and inserting new §9.5 as set forth below:

§9.4 Debt Yield. As of each quarter end, the Borrower shall obtain a Debt Yield of equal to or greater than 8%.

§9.5 Debt Service. As of each quarter end, the Debt Service Coverage Ratio shall not be less than 1.25 to 1.0.

(ff)         Schedule 6.7 to the Loan Agreement is hereby deleted and shall be replaced by updated Schedule 6.7 attached hereto

(gg)       Sections 1.1.6 and 1.1.7 of Exhibit 7.18 to the Term Loan Agreement are hereby deleted in their entirety.

(hh)       Schedule PIP to the Loan Agreement is hereby deleted in its entirety.

(ii)          The Account Pledge Agreement shall be modified to provide that the accounts subject to the lien of the Administrative Agent shall solely be the accounts referenced in §7.18 of the Loan Agreement.

2.            Fees. In addition to all fees set forth in that certain Fee Letter dated as of the date hereof, Borrower agrees to pay to the Administrative Agent all reasonable out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent and the Lender in connection with the preparation of this Amendment.

3.            Closing Deliveries. On or prior to the execution hereof, Borrower shall deliver to the Administrative Agent a Beneficial Ownership Certification, which Beneficial Ownership Certification shall be true and accurate in all material respects as of the date hereof. Additionally, Borrower shall enter into an interest rate cap in the notional amount of not less than $29,000,000.00 and a strike rate of not greater than three and one quarter percent (3.25%) with a term that expires no earlier than the Maturity Date (the “Rate Cap”), and the Agent, on behalf of the Lenders, shall have received a first priority assignment of such rate cap in form and substance reasonably satisfactory to the Agent. Borrower shall execute any and all additional documentation reasonably requested by Agent in order to collaterally assign to the Agent all of Borrower’s right, title and interest in and to such interest rate cap as security for the Obligations hereunder.

4.            Representations of the Borrower. The Borrower represents and warrants to the Lender that after giving effect to this Amendment (a) the representations and warranties of the Borrower and each other Credit Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties (i) relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (ii) have been modified to reflect events occurring after the date of the Credit Agreement, as same have been disclosed publicly or in writing to the Administrative Agent on or before the date hereof or are permitted or not prohibited under the Loan Documents, and (b) no event has occurred and is continuing which constitutes an Event of Default or a Default. The Borrower further represents and warrants as follows:

(a)          It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)          This Amendment has been duly executed and delivered by Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

(c)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required (other than those already obtained) in connection with the execution, delivery or performance by Borrower of this Amendment.

5.            Confirmation. Except as expressly amended hereby, the remaining terms conditions of all of the Loan Documents remain in full force and effect and the Security Documents continue to secure all Obligations of the Borrower under the Loan Documents, as amended hereby.

6.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principals that might otherwise apply, and the applicable federal laws of the United States of America. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

MOODY NATIONAL OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	Moody National REIT II, Inc., a Maryland corporation, its General partner

By:
	Name:	Brett C. Moody
	Title:	President

Acknowledged and Agreed:

MOODY NATIONAL REIT II, INC., a Maryland corporation

By:
Name:	Brett C. Moody
Title:	President

MOODY NATIONAL 1 POLITO LYNDHURST HOLDING, LLC, a Delaware limited liability company

By:
Name:	Brett C. Moody
Title:	President

MN LYNDHURST VENTURE, LLC, a Delaware limited liability company

By:
Name:	Brett C. Moody
Title:	President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

MOODY NATIONAL INTERNATIONAL-FORT WORTH HOLDING, LLC, a Delaware limited liability company

By:
Name:	Brett C. Moody
Title:	President

MN FORT WORTH VENTURE, LLC, a Delaware limited liability company

By:
Name:	Brett C. Moody
Title:	President

MN REIT II TRS, INC.

By:
Name:	Brett C. Moody
Title:	President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Second Master Amendment to Loan Documents]

AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association, individually and as Agent

By:
Name:	Jennifer L. Power
Title:	Vice President

KeyBank National Association
1200 Abernathy Road NE, Suite 1550
Atlanta, Georgia 30328
Attention: Jennifer L. Power, Vice President
Telephone: 770-510-2101

[Signature Page to Second Master Amendment to Loan Documents]

UPDATED SCHEDULE 6.7

None.